Exhibit 23.4
Gary M. Stubblefield
Vice President Surface Mining
CONSENT OF INDEPENDENT CONSULTANT
We consent to the inclusion in this Registration Statement on Form S-4, and the related prospectus, of references to our name and information from our report as of September 30, 2010 relating to certain proven and probable coal reserves of Westmoreland Coal Company.
/s/ Norwest Corporation
Norwest Corporation
June 3, 2011
Yours sincerely
NORWEST CORPORATION
Gary M. Stubblefield
Vice President Surface Mining
Enclosures
136 East South Temple, 12th Floor • Salt Lake City, Utah 84111 USA • Tel 801.539.0044 • USA 800.266.6351 • Fax 801.539.0055 • www.norwestcorp.com
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